Exhibit 10.2

Form of Stock Option Agreement

Under the Teradata 2023 Stock Incentive Plan

(Non-Statutory Stock Option)

You have been granted an option (the “Option”) under the Teradata 2023 Stock Incentive Plan (the “Plan”) to purchase a number of shares of common stock of Teradata Corporation (“Shares”) at the price per Share as described on the stock option information page on the website of Teradata’s third-party Plan administrator, subject to the terms and conditions of this Stock Option Agreement (this “Agreement”) and the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1. Your right to exercise this Option will expire on the tenth (10th) anniversary (the “Expiration Date”) of the date of grant of this Option (the “Date of Grant”), unless sooner terminated due to the termination of your employment as described below. If the Expiration Date falls on a Saturday, Sunday or holiday, it will be deemed to occur on the next following business day.

2. This Option will vest, and the vested Shares (“Option Shares”) may be exercised, in equal annual installments (subject to mathematical rounding performed by Teradata’s third party Plan administrator) over the four year period commencing on the Date of Grant, such that all of the shares represented by this Option shall be vested on the fourth (4th) anniversary of the Date of Grant. This vesting schedule is contingent upon your continuous employment with Teradata Corporation or any of its affiliate companies (collectively referred to in this Agreement as “Teradata”) as of and until each of the vesting dates. In the event your employment with Teradata terminates prior to the fourth (4th) anniversary of the Date of Grant, except as otherwise provided below, this Option will terminate with respect to the then unvested portions.

3. This Option will vest in full if you (a) die while actively employed by Teradata, or (b) cease to be actively employed by Teradata as a result of a disability for which you qualify for benefits from the Teradata Long-Term Disability Plan or another long-term disability plan sponsored by Teradata (“Disability”). In such cases, this Option may be exercised until the later of (x) the third (3rd) anniversary of the date of death or Disability, or (y) the Expiration Date.

4. If your employment with Teradata terminates in connection with your Retirement (as defined in this Section 4), and not due to your death or Disability, the unvested portion of this Option will terminate and be forfeited, and the vested portion may be exercised until the earlier of (a) the third (3rd) anniversary of your Retirement, or (b) the Expiration Date. For purposes of this Agreement, “Retirement” means termination of your employment at or after age 55 other than (i) as a result of your death or Disability, (ii) for Cause, or (iii) following a Change in Control, without Cause or, if applicable to you, for Good Reason (as described below).

5. Notwithstanding any provision in this Agreement to the contrary, in the event a Change in Control occurs, the applicable provisions of Section 20 of the Plan shall govern the treatment of this Option.

6. If your Teradata employment is involuntarily terminated for Cause at any time, this Option will automatically terminate and all unexercised vested and unvested Option Shares will be forfeited and will not be exercisable as of the date of such termination. Further, if your employment is terminated by Teradata for Cause, then, to the extent demanded by the Committee in its sole discretion and permitted by applicable law, you shall (a) return to Teradata all Option Shares that you have not disposed of that have been acquired pursuant to this Agreement during the two (2) years prior to the date of your termination of employment, in exchange for payment by Teradata of any amount actually paid by you for the Option Shares; and (b) with respect to any Option Shares acquired pursuant to this Agreement during the two (2) years prior to the date of your termination of employment that you have disposed of, pay to Teradata in cash the excess of (i) the Fair Market Value of such Option Shares on the date acquired, over (ii) any amount actually paid by you for the Option Shares.

7. In the event of a termination of your employment with Teradata for any other reason, including but not limited to reduction-in-force, this Option will automatically terminate, any unvested Option Shares will be forfeited and the vested portion of this Option may be exercised no later than the earlier of (a) the 59th day after the date of termination of your employment, or (b) the Expiration Date.

8. In the event that you die after your termination of employment by Teradata, but while this Option remains exercisable, this Option may be exercised, by your beneficiary or heir, until the one (1) year anniversary of the date of your death, regardless of the Expiration Date.

9. By accepting this award, except to the extent that disclosure is required or permitted by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not to disclose it to others. The Option will be forfeited if you violate the terms of this Section 9. Notwithstanding the foregoing, nothing contained in this Agreement or any other Teradata agreement, policy, practice, procedure, directive or instruction shall prohibit you from reporting possible violations of federal, state or local laws or regulations to any federal, state or local governmental agency or commission (a “Government Agency”), from making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations or from exercising any rights you may have under Section 7 of the National Labor Relations Act. You do not need prior authorization of any kind to make any such reports or disclosures and you are not required to notify Teradata that you have made such reports or disclosures. Nothing in this Agreement limits any right you may have to receive a whistleblower award or bounty for information provided to any Government Agency.

10. This Option will be cancelled if the Committee determines that you engaged in misconduct in connection with your employment with Teradata.

11. This Option shall be exercised in accordance with procedures established by the administrator of Teradata’s stock option program, including broker-assisted cashless exercises. In countries where deemed mandatory, upon exercise, the purchase price will be paid by simultaneous sale of the Option Shares exercised, in such a manner that Teradata is not subject to taxation upon grant of the option award. Any taxes required by law to be withheld or paid with respect to exercise of this Option (“Tax-Related Items”) shall be deducted from the proceeds of the Option exercise. If Teradata or the administrator of the stock option program is unable to withhold required taxes from the proceeds of the Option exercise, you or your legal representative or beneficiary will be required to pay such amounts, and Teradata may take any action necessary to satisfy such obligation, including but not limited to withholding cash from compensation otherwise due to you or your beneficiary, or withholding from the Option Shares exercised such numbers of Option Shares as it, in its sole discretion, shall determine to be required to satisfy such withholding requirements. Regardless of any action Teradata or your employer (the “Employer”) takes with regards to any Tax-Related Items, you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by Teradata or the Employer. You also agree that you solely are responsible for filing all relevant documentation that may be required of you in relation to this award or any Tax-Related Items, such as but not limited to personal income tax returns or reporting statements in relation to the grant or vesting of this award or the subsequent sale of Option Shares acquired pursuant to such award.

12. Within a reasonable period after any vested portion of this Option is exercised, Teradata will instruct its transfer agent and/or third party Plan administrator to credit you or your successor with the number of Option Shares you exercised. Neither you nor your legal representative shall be, or have any of the rights and privileges of, a stockholder of Teradata in respect of any Option Shares purchasable upon the exercise of this Option, in whole or in part, unless and until Teradata credits you with, or causes a credit to you of, such Option Shares.

13. This Option is not transferable by you other than by beneficiary designation, will or the laws of descent and distribution, and during your lifetime this Option may be exercised only by you or your guardian or legal representative.

14. You may designate one or more beneficiaries to receive all or part of this Option in case of your death, and you may change or revoke such designation at any time. In the event of your death, any portion of this Option that is subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other portion of this Option not designated by you shall be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Option Shares in question may be purchased by and distributed to your estate, in which event Teradata shall have no further liability to anyone with respect to such Option Shares.

15. As a recipient of this equity award, you recognize that you have access to highly confidential, proprietary and non-public information of Teradata and its customers, including strategic plans, customer lists, research and development plans, and other information not made available to the general public and from which Teradata derives value. For purposes of this Agreement, this information is defined as “Trade Secret Information.”

To protect Teradata’s investment in Trade Secret Information, and in exchange for this Option, you agree that the following restrictions will apply during your employment with Teradata and, to the extent permitted by applicable law, for a period of twelve (12) months after the date that you cease to be employed by Teradata for any reason (the “Termination Date”) (or if applicable law mandates a maximum time that is shorter than twelve months, then for a period of time equal to that shorter maximum period):

(a) You will not, without the prior written consent of the Chief Executive Officer of Teradata, render services directly or indirectly to, or become employed by, any Competing Organization of Teradata (as defined in this Section 15 below) to the extent such services or employment involves the development, manufacture, marketing, sale, advertising or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, marketed, serviced or otherwise provided by Teradata to its customers and upon which you worked or in which you participated during the last twelve (12) months of your Teradata employment. (This restriction is specifically intended to protect the value of and Teradata’s investment in Trade Secret Information to which you had access as an employee of Teradata). NOTWITHSTANDING THE FOREGOING, THE RESTRICTION SET FORTH IN THIS SECTION 15(a) SHALL NOT APPLY IF YOU ARE EMPLOYED BY TERADATA IN CALIFORNIA, NORTH DAKOTA, OKLAHOMA AND THE DISTRICT OF COLUMBIA.

(b) You will not, without the prior written consent of the Chief Executive Officer of Teradata, directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his or her employment with or otherwise cease his or her relationship with Teradata. (This restriction is specifically intended to protect the value of the information you obtained while a Teradata employee regarding the skills, experience and knowledge of Teradata employees, which is Trade Secret Information, and Teradata’s investment in developing these employees). NOTWITHSTANDING THE FOREGOING, THE RESTRICTION SET FORTH IN THIS SECTION 15(b) SHALL NOT APPLY IF YOU ARE EMPLOYED BY TERADATA IN CALIFORNIA, NORTH DAKOTA, OKLAHOMA AND THE DISTRICT OF COLUMBIA.

(c) You will not, without the prior written consent of the Chief Executive Officer of Teradata, solicit the business of any firm or company with which you worked during the preceding twelve (12) months of employment at Teradata, if such firm or company was a customer of Teradata, by using Teradata Trade Secret Information. (This restriction is specifically intended to protect the value of the identity of Teradata customers, their needs, interests, strategic plans, etc., all of which is Trade Secret Information you acquired as a Teradata employee with access to such information).

If you breach the terms of this Section 15, you agree that in addition to any liability you may have for damages arising from such breach, any unvested Option Shares will be immediately forfeited, and, to the extent permitted by applicable law, you agree to pay to Teradata the excess of (x) the Fair Market Value of any Option Shares that you acquired pursuant to the Option during the twelve (12) months prior to the Termination Date, over (y) the purchase price you paid to exercise the Option with respect to such Option Shares. The Fair Market Value of the Option Shares acquired shall be determined as of the applicable exercise date of the Option.

As used in this Section 15, “Competing Organization” means a person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by Teradata to its customers and is therefore a competitor of Teradata. This includes but is not limited to persons or organizations identified as a “Competing Organization” in a list prepared by the Chief Executive Officer of Teradata for the year in which your employment with Teradata terminates. This list is maintained by the Teradata Law Department.

16. By accepting this Option, you agree that, where permitted by local law, any controversy or claim arising out of or related to this Agreement or your employment relationship with Teradata shall be resolved by first exhausting Teradata’s internal dispute resolution process and policy in place when the dispute arose, and then by arbitration pursuant the Mutual Agreement to Arbitrate All Employment Related Claims attached hereto as Exhibit A.

Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 15, Teradata will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 15 Teradata may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration.

17. By accepting this award, you acknowledge and agree that, notwithstanding any other provision of this Agreement to the contrary, you may be required to forfeit or repay any or all of the Option Shares pursuant to the terms of the Teradata Corporation Compensation Recovery Policy (or a successor policy), as the same may be amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange, whether such policy is in effect on the date of Grant or thereafter.

18. The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.

19. The terms of this Option as evidenced by this Agreement may be amended by the Teradata Board of Directors or the Committee at any time.

20. This Option and the number and kind of Shares covered by this Agreement shall be subject to adjustment as provided in Section 15 of the Plan.

21. Nothing contained in this Agreement shall confer upon you any right with respect to continuance of employment by Teradata, nor limit or affect in any manner the right of Teradata to terminate your employment or adjust your compensation.

22. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law the terms and conditions of Section 16 of this Agreement shall prevail.

23. By accepting any benefit under this Agreement, you and each person claiming under or through you shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of this Agreement and the Plan and any action taken under this Agreement or the Plan by the Committee, the Board of Directors or Teradata, in any case in accordance with the terms and conditions of this Agreement.

24. Teradata may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Teradata or a third party designated by Teradata. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

25. You hereby explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your Personal Data (as defined below) and any other Option grant materials by and among, as applicable, Teradata, the Employer or third parties as may be selected by Teradata, for the exclusive purpose of implementing, administering and managing your participation in the Plan, enforcing the terms of and exercising their rights under this agreement to which it is a party and that relate directly or indirectly to you, and as necessary to comply with its obligations under Applicable Laws, rules and regulations with respect to your participation in the Plan. You further acknowledge and agree that such collection, storage, processing, use and transfer are for legitimate purposes and are necessary for the operation of the Plan. You understand that refusal or withdrawal of consent will affect your ability to participate in the Plan; without providing consent, you will not be able to participate in the Plan or realize benefits (if any) from the Options or any other awards under the Plan.

You understand and acknowledge that Teradata and the Employer or designated third parties may receive, hold, process and transfer certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, employment history, any Shares or directorships held in Teradata, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Personal Data”).

You understand that Personal Data may be transferred to any Subsidiary or affiliate or third parties assisting Teradata with the implementation, administration and management of the Plan, or to a successor in interest to the stock, assets or business of Teradata. You understand the recipients of the Data may be located in your country, in the United States, or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax and accounting advisor, and to the Employer and its payroll provider.

You should also refer to the Teradata Corporation Global Privacy Policy (which is available to you separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of your Personal Data.

EXHIBIT A

TERADATA CORPORATION

MUTUAL AGREEMENT TO ARBITRATE ALL EMPLOYMENT RELATED CLAIMS

Teradata Corporation, including its divisions, subsidiaries and related companies (collectively, “Teradata”), believes most employment-related disputes are best resolved through open and honest communication and, when necessary, through the company’s Internal Dispute Resolution Policy (the “IDR Policy”), outlined in detail at CMP 706. If a dispute cannot be resolved informally, and given our desire to establish a speedy, impartial and cost-effective way to resolve disputes, the final stage of the IDR Policy provides the unresolved matter will be submitted to final and binding arbitration. This is Teradata’s and my mutual Arbitration Agreement (“Agreement”).

This Agreement to arbitrate includes every possible claim, dispute, or cause of action, in law or equity, arising out of or relating in any way to my employment with Teradata or the termination of my employment, to the maximum extent permitted by law, whether asserted during my employment with Teradata or after it has ended, including claims that I or my heirs, successors, administrators, and assigns may have against Teradata or against any of its current and former officers, directors, employees, representatives, contractors, owners, shareholders, or agents in their capacity as such, and all successors and assigns of any of them, or claims that Teradata may have against me (collectively, “Claims”).

Claims subject to this Agreement include, but are not limited to, claims pursuant to any federal, state or local law or statute including (without limitation) the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act, the Fair Labor Standards Act, the federal Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniform Service Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, the California Fair Employment and Housing Act, the California Labor Code, the California Equal Pay Act, and the California Family Rights Act, all as amended; Claims for wages, overtime, or other compensation due; Claims involving meal and rest breaks; Claims for benefits (except where an employee benefit plan specifies that its claim procedure shall culminate in an arbitration procedure different from this one); Claims for breach of contract or other promise (oral or written, express or implied); Claims for any form of illegal discrimination or harassment under state or federal law; Claims for wrongful termination or discharge (constructive or actual); Claims for violation of any public policy; Claims for improper, unfair, and/or retaliatory treatment or dismissal; and all tort Claims. Claims not covered by this Agreement are claims for workers’ compensation benefits, unemployment compensation benefits, claims governed by ERISA or other claims that, as a matter of law, the parties cannot agree to arbitrate. I understand that while I still have a right to file a charge with a state or federal agency, I will submit the final resolution of any Claim to an arbitrator instead of a court or jury. Teradata and I acknowledge that, by entering into this Agreement, we both waive the right to resolve any Claims through a trial by jury, in exchange for the benefits of a speedy and less expensive dispute resolution procedure.

Teradata and I agree that we will resolve our disputes on an individual basis only. Except for representative claims under California’s Private Attorneys General Act (“PAGA”), which cannot be waived under applicable law and which are therefore excluded from this Agreement, Teradata and I expressly intend and agree that: (a) class action and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement; (b) we will not assert class action or representative action claims in arbitration or otherwise; and (c) we shall submit only our own, individual Claims in arbitration, including but not limited to an individual Claim under PAGA. The arbitrator may not consolidate more than one person’s Claims and may not otherwise preside over any form of a representative or class proceeding. This Agreement also prevents me from participating in a class action (existing or future) that is brought by any other party.

The arbitration shall be governed by the Federal Arbitration Act. The hearing will be conducted by the American Arbitration Association (the “AAA”) under the AAA’s then applicable employment arbitration rules (except as those rules are modified by this Agreement) and presided over by a sole arbitrator. The AAA rules are available online at https://www.adr.org/Rules. To file a claim, I will only be required to pay the equivalent of the fee to file a complaint in a court of local jurisdiction. Teradata will pay any remaining fees that are specific to arbitration, including the arbitrator’s fees and expenses. However, Teradata and I will each pay our own attorneys’ fees and our own standard litigation costs. If we cannot mutually agree on an arbitrator, the arbitrator will be selected according to the AAA’s rules and procedures. The arbitrator shall have the exclusive authority to rule on any challenge to his or her own jurisdiction or to the validity, enforceability, or formation of any portion of this Agreement to arbitrate.

The arbitration hearing will be held in or near the city where I worked with Teradata, or as otherwise mutually agreed to by me and Teradata. To prepare for the hearing, both Teradata and I have the right to take the sworn deposition statements of two individuals and, in addition, any expert witness expected to testify at the hearing. All documents to be used as exhibits and a list of all potential witnesses will be exchanged at least two weeks in advance of the hearing. No other discovery will be permitted unless the arbitrator finds there is a compelling need to do so and this need outweighs our desire for a quick and inexpensive resolution of the dispute. The arbitrator may consider and grant prehearing dispositive motions as he/she deems appropriate. The arbitrator will make a decision using the substantive law of the state where the claim arose or federal law where applicable. The arbitrator shall: (a) have the same full authority to order relief as would a court or a jury (including but not limited to an award of attorneys’ fees or costs under any applicable statute or written agreement); and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator’s award may be entered and enforced by any court with jurisdiction.

This Agreement is not an employment contract and does not alter the terms of my at-will employment relationship with Teradata. Our mutual willingness to submit all disputes to arbitration is consideration for this Agreement. As additional consideration, I understand Teradata requires me to sign this Agreement as a condition of the compensation and benefits provided to me now and during my employment with Teradata.

This is the entire Agreement between Teradata and me relating to arbitration and supersedes any other written or oral agreement relating to arbitration, except for the IDR Policy which remains in full force and effect (however, in the event this Agreement and the IDR Policy conflict, this Agreement shall govern). This Agreement to arbitrate shall survive termination of my employment at Teradata. I have had a full opportunity to review this Agreement and I understand and agree to its terms. This Agreement can only be revoked or modified by a writing signed by both me and an officer of Teradata. If any portion of this Agreement is held to be void or unenforceable under any federal, state, or local law, the rest of the Agreement will remain in full force and effect.